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                                                          EXHIBIT 10(ggg)


                               THIRD AMENDMENT
                              TO LOAN DOCUMENTS



                                   December 16, 1992




Stokely USA, Inc.
1055 Corporate Center Drive
Oconomowoc, Wisconsin  53066
Attention:  Stephen W. Theobald

Ladies and Gentlemen:

         Reference is made to the Loan and Security Agreement dated as of August 18, 1992 (the "Loan Agreement") among Stokely USA, Inc. ("Borrower"), the Lenders party thereto and Barclays Business Credit, Inc., as Agent for the Lenders (the "Agent"). Unless defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Loan Agreement.

         Borrower has requested that Lenders agree to amend the Loan Agreement to provide that the credit facility described therein may include guaranties to be issued by a Lender to any Person to secure Borrower's obligations to such Person in connection with certain short term foreign exchange sale contracts to be entered into from time to time by such Person at Borrower's request and in the ordinary course of
Borrower's business for hedging purposes.   Lenders have agreed to the
foregoing in the manner described herein and subject to the terms hereof, as follows:

         1.  The Loan Agreement is hereby amended as follows:

         (a) Section 1.1(bi) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

       "(bi) LC Guaranty - any guaranty at any time executed hereunder by Agent or any Lender at Borrower's request in favor of a Person, including without limitation any Affiliate of Agent or any Lender, who has either (i) issued a letter of credit for the account of Borrower or (ii) entered into a short term foreign exchange contract at the request of Borrower for the sale of foreign currency."

         (b) The first sentence of Section 2.7(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

        "(a) Subject to all of the terms and conditions of this Agreement and for so long as no Default or Event of

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    Default exists or would be created by the issuance of the Letters of
    Credit or LC Guaranties requested, and, if requested to do so by Borrower, Agent shall, on behalf of Lenders, issue its, or cause to be issued its Affiliates', Letters of Credit for the account of Borrower, or may execute LC Guaranties by which Agent or such Affil-iate, on behalf of Lenders, shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to either
    (x) Letters of Credit issued for Borrower's account by other Persons or (y) short term foreign exchange contracts for the sale of foreign currency entered into for Borrower's account for hedging purposes by other Persons (collectively, "Exchange Guaranties"); provided, that no Letter of Credit or LC Guaranty shall be issued if, after giving effect to such issuance, (i) the sum of the unpaid balance of the Revolving Credit Loans and the LC Amount would exceed the lesser of One Hundred Twenty Million Dollars and the Borrowing Base or (ii) the LC Amount would exceed Forty Million Dollars; and provided further, that no Exchange Guaranty shall be issued if, after giving effect to such issuance, the LC Amount related to Exchange Guaranties would exceed Two Million Dollars ($2,000,000) or if such Exchange Guaranty relates to foreign exchange contracts entered, or to be entered, into outside the ordinary course of Borrower's business or for any purpose other than currency hedging."

         (c) The effectiveness of this Third Amendment to Loan Documents, as provided in Section 2 below, shall constitute amendments of the Loan Agreement and all of the other Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect in accordance with their respective terms.

         (d) The effectiveness of this Third Amendment to Loan Documents, as provided in Section 2 below, shall also constitute notice to Borrower by Agent that Agent has established, pursuant to Section 2.5 of the Loan Agreement, a reserve against Revolving Credit Loans in the amount of ten percent (10%) of the aggregate amount of the Exchange Guaranties described in amended Section 2.7(a) above at any time issued and outstanding.

         2.  The amendments described herein shall be effective when Agent has received counterparts of this Third Amendment to Loan Documents executed by Required Lenders and acknowledged and accepted by Borrower. The executed Third Amendment to Loan Documents should be sent to Agent's attorneys, Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3900, Chicago, Illinois 60603, Attention: David L. Dranoff, Esq., on or before December 31, 1992.
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         3.  This Third Amendment to Loan Documents may be executed in counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

                                   Very truly yours,

                                   BARCLAYS BUSINESS CREDIT, INC.,
                                   as Agent and as a Lender

                                   By _________________________________

                                      Its _____________________________

                                   BANK ONE, MILWAUKEE, NATIONAL
                                   ASSOCIATION


                                   By _________________________________

                                      Its _____________________________

                                   FIRST BANK (N.A.)


                                   By _________________________________

                                      Its _____________________________

                                   LASALLE NATIONAL BANK


                                   By _________________________________

                                      Its _____________________________

                                   BA BUSINESS CREDIT, INC.


                                   By _________________________________

                                      Its _____________________________


                                   NBD BANK, N.A.


                                   By _________________________________

                                      Its _____________________________


Acknowledged and agreed to this
____ day of December, 1992

STOKELY USA, INC.

By ____________________________

   Its ________________________

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